UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Rene Levesque West, Suite 4310 Montreal, Quebec, Canada H3B 4W8

(Address of principal executive office)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

BioAmber Inc. (the “Company”) entered into a Mutual Separation and Consulting Agreement with Jean-François Huc (the “Agreement”) effective February 17, 2017 (the “Termination Date”). Entry into the Agreement was made in connection with Mr. Huc’s departure from his roles of Chief Executive Officer and President of the Company, as more particularly described in Item 5.02 to this Current Report on Form 8-K (this “Report”).

Pursuant to the Agreement, as consideration for a general release of claims against the Company and related parties, Mr. Huc will receive the following:

(a)	a retiring allowance amounting to CAD$658,600, less applicable deductions required by law under retiring allowance provisions;
(b)	a bonus payment for the year 2017 corresponding to 70% of his current base salary, namely CAD$461,020 less applicable withholdings and deductions required by law; and
(c)	immediate vesting of stock options, including restricted stock options, already granted as of his Termination Date.

In addition, Mr. Huc has agreed to provide consulting services to the Company for a period of six months following the Termination Date (the “Consulting Term”) in order to provide an orderly transition of his duties. Mr. Huc will be paid a monthly consulting fee of US$20,000, plus applicable taxes. During the Consulting Term, Mr. Huc will continue to participate in the Company’s group insurance plan. A non-competition and non-solicitation period will be in effect for a period of eighteen months after the Termination Date, inclusive of any Consulting Term.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, the Board of Directors of the Company and Jean-François Huc mutually agreed that Mr. Huc would cease serving in his roles as Chief Executive Officer and President of the Company, as of the Termination Date.  Mr. Huc has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Huc will provide consulting services to the Company for the period of the Consulting Term. In addition, Mr. Huc will remain on the Company’s Board of Directors.

In connection with Mr. Huc’s separation, the Company and Mr. Huc entered into the Agreement, as more particularly described in Item 1.01 of this Report, a copy of which is attached to this Report as Exhibit 10.1.

Effective immediately, Fabrice Orecchioni, the Company’s Chief Operating Officer, has been named President and Chief Operating Officer.

A copy of the press release by the Company announcing the above-described executive changes is furnished with this Report as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

10.1	Mutual Separation and Consulting by and between the Company and Jean-François Huc, dated as of February 17, 2017.

99.1	Press release of BioAmber Inc. issued February 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAMBER INC.
Date: February 21, 2017	By: /s/ Mario Saucier
Mario Saucier, Chief Financial Officer